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                        FACILITIES AND SERVICES AGREEMENT


THIS AGREEMENT is entered into on July 18, 1996 between Silicon Systems, Inc. ("SSi"), having its principal offices at 14351 Myford Road, Tustin, CA 92680 and Smartflex Systems, Inc. ("SfS"), having its principal offices at 14312 Franklin Ave., Tustin, CA 92680.

WHEREAS, SfS, prior to the date of this Agreement, has been occupying office space leased to and/or owned by SSi and SSi has been providing administrative support and other services to SfS under a Facilities and Services Agreement dated April 5, 1995; and

WHEREAS, SfS and SSi are desirous of entering into a new Facilities and Services Agreement which more accurately reflects the anticipated dealings of the parties effective June 1, 1996;

NOW, THEREFORE, in consideration of the mutual undertakings and covenants contained herein, the parties agree as follows:

1.  FACILITIES

1.1 Ssi shall provide for SfS's use approximately 6,655 sq. feet in SSi's premises commonly referred to as "Building E" located at 14352 Franklin Ave., Tustin, CA (the "Building"). SfS agrees to be bound by all reasonable provisions imposed by SSi with regard to SfS's use of the Building.

1.2 SfS shall be charged its prorated share of occupancy and utility expenses associated with its use of the Building to include, without limitation, electricity, heat, water and sewage, and all real estate property taxes.

1.3 SSi shall use its best efforts to accommodate additional space requirements of SfS which may arise during the term of this Agreement. As appropriate, by mutual agreement of the parties, an adjustment (upward or downward) will be made to the facilities charge(s) assessed SfS dependent upon the actual space occupied.

1.4 SfS shall be responsible, upon terminating its occupancy of any or all portions of the Building, for the cost of restoring same to their original condition at the time SfS commenced utilizing said space, ordinary wear and tear excepted.

1.5 Until December 31, 1996, SfS shall have use of the parking lot ("Parking Lot") leased by SSi located between the building leased by SSi located at 14321 Myford Road, Tustin, CA, commonly referred to as "Building B", and the building leased by SfS located at 14312 Franklin Ave., Tustin, CA, commonly referred to

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as "Building D". SfS shall bear  fifty-percent of the lease cost as reflected on the attached Exhibit A. SfS agrees to abide by all terms of the lease for said parking lot with regard to SfS's use thereof.

2.  ADMINISTRATIVE AND OTHER SERVICES

2.1 SSi will provide SfS with administrative services in the areas of Human Resources, Finance, Facilities and Management Information Systems, as are more fully described in the attached Exhibit A and for which SfS shall be charged a fixed monthly amount in accordance with Section 3.1 below.

2.2 SSi will provide SfS with nitrogen for its manufacturing operation. SfS will reimburse SSi for the cost of the nitrogen utilized by SfS.

3.  COMPENSATION

3.1  The  attached  Exhibit  A  sets  forth  the  monthly  financial  allocation
("Allocation Charges") to be charged SfS and agreed upon by the parties to represent fair compensation to SSi for SfS's use of the Building (including those items specified in Section 1.2 above), Parking Lot and for SSi providing administrative and other services to SfS as described in Sections 2.1, and 2.2 above. It is acknowledged that the Allocation Charges are predicated upon SSi's historical experience in providing the related services to SfS. Exhibit A shall be amended from time to time, upon mutual agreement of the parties hereto, to revise the Allocation Charges, if necessary, to reflect SSi's then current or anticipated costs of providing such services. If the parties are unable to agree upon revised Allocation Charges, then SSi may cease providing any or all of the services upon ninety (90) days' prior written notice to SfS.

3.2 In addition to the Allocation Charges as provided for in Section 3.1 above, SfS shall be responsible for any other charges outside the scope of the services addressed herein as may be incurred on SfS's behalf at SfS's request or upon prior notice from SSi (collectively referred to as "Pass Through Charges").

3.3 SSi will invoice SfS monthly for the then applicable Allocation and Pass Through Charges due hereunder. SfS will pay said invoices within thirty (30) days from receipt thereof.

4.  TERM AND TERMINATION

4.1 Unless sooner terminated as hereinafter provided, this Agreement shall continue in full force and effect for a period of twelve months commencing June 1, 1996 and shall thereafter be automatically renewed for additional twelve month periods unless terminated by either party upon six month's prior written notice, provided that this Agreement may be terminated by SSi on ninety (90) days' prior written notice in the event the parties cannot

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reach  agreement on revised  Allocation  Charges in accordance  with Section 3.1 above.

5.  MISCELLANEOUS

5.1 Each party agrees to indemnify and hold the other harmless from and against any and all damages arising from the other party's performance of, or failure to perform, its obligations hereunder, unless resulting from the other party's gross negligence or willful misconduct.

5.2 SfS shall have the right, upon reasonable notice, to inspect the financial records of SSi which relate to charges incurred hereunder by SfS.

5.3 Neither party may assign, in whole or in part, without the other party's consent, its rights or obligations hereunder.


5.4 The failure of either party to enforce, at any time or for any period of time, any term or provision of this Agreement shall not be construed to be a waiver of such term or provision and shall in no way affect the right of such party thereafter to enforce such term or provision.

5.5 If disagreements arise under this Agreement, the senior management of both parties shall meet to attempt to resolve any differences which exist between the parties.

5.6 This Agreement contains the entire understanding of the parties hereto and supersedes all prior written and oral agreements, understandings or commitments made by the parties with respect to the subject matter hereof and supersedes the Facilities and Services Agreement dated April 5, 1995 entered into by the parties hereto. Any amendments, additions or deletions to this Agreement shall be mutually agreed upon by the parties hereto and shall be of no effect unless reduced to writing and signed by both parties hereto.

5.7 Any notices given relative to this Agreement shall be provided to the party at the address contained in the preamble of this Agreement, or to such other address as the party may advise in writing. All notices shall be effective upon receipt.

5.8 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California and any legal action instituted on the basis of or in relation to this Agreement shall be filed in Orange County, CA.

5.9  Sections 5.1, 5.5 and 5.8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be

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executed same as of the date first written above.

SMARTFLEX SYSTEMS, INC.              SILICON SYSTEMS, INC.

By:    /s/  William L. Healey        By:    /s/  William E. Bendush
       ------------------------             -----------------------------

Name:  William L. Healey             Name:  William E. Bendush
       ------------------------             -----------------------------

Title: President                     Title: Sr. V.P. & CFO
       ------------------------             -----------------------------

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                                    Exhibit A
                                     Summary



Service                                                                 Amount
- -------                                                                 ------


Nitrogen Usage                          To be calculated based on actual usage

Human Resources                                                          3,254

Finance                                                                    225

MIS - PC Support and Communications-Phone                                4,452

Facilities                                                              27,147
                                                                        ------
Total Allocation per Month                                              35,168
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